                  ADDENDUM TO AGREEMENT FOR CONSULTING SERVICES

This is an Addendum dated May 1, 2003 to the Agreement ("Agreement"), made and entered into as of this 20th day of March 2003 (the "Agreement"), by and between
RRUN Ventures Network Inc. a Nevada Corporation (the "Company") with principal offices at 62 West 8th Avenue, Vancouver, British Columbia, V5Y 1M7 and Terrence
Lall with principal offices at 69 Yorkville Ave. Toronto, Canada. M5R 188
("Consultant").

1. This gives effect to the provision of Section 4 (a) and 4 (b) of that
Agreement to the effect that:

4. COMPENSATION (all amounts USD).

(a) $5,000/month (total of $60,000)

$5,000 paid upfront for retainer

$11,000 paid upfront for services rendered

$44,000 to be paid in stock or cash (see 4(b) below)

(b)For upfront payments due, the Company shall cause to be issued to the
Consultant,  as a non-refundable retainer for entering into this agreement and for services rendered 5,000,000 (five million) shares of its Common Stock shall be issued pursuant to registration on Form S-8 under the Securities Act of 1933.
The $44,000 due to be paid in stock or cash as per 4 (a) above will be paid by either cash or through the issuance of Common stock which shall be issued pursuant to registration on Form S-8 under the Securities Act of 1933. The
Company shall register a total number shares of Common Stock equal to 13,750,000 based on the conversion of $44,000 converted at the closing share price on the date of the original agreement of March 20, 2003. The issuance of the Common
Stock post registration will be executed by mutual agreement between the parties, whereby the parties will mutually agree to pay any or all of the
$44,000 as cash or stock for the services rendered.

In Witness Whereof, the parties hereto have executed this Addendum the day and year first above written.

RRUN VENTURES NETWORK INC.                     TERRENCE LALL
By:                                            By:

/s/ Ray Hawkins                                /s/ Terrence Lall
    Ray Hawkins, President                         Terrence Lall